                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF D.R. HORTON, INC.

                              AS OF SEPTEMBER 30, 1999

                                                  STATE OF
                                                INCORPORATION        DOING BUSINESS
             NAME                              OR ORGANIZATION             AS
----------------------------------------      ----------------      ----------------
 Astante Luxury Communities, Inc.                  Delaware

 C. Richard Dobson Builders, Inc.                  Virginia          Dobson Builders

 CH Investments of Texas, Inc.                     Delaware

 CH Mortgage Company                               Colorado

 CH Mortgage Company LP, Inc.                      Delaware

 CH Mortgage Company GP, Inc.                      Delaware

 CH Mortgage Company I, Ltd.                    Texas Limited
                                                 Partnership

 CHI Construction Company                          Arizona

 CHTEX of Texas, Inc.                              Delaware

 Century Title Agency, Inc.                        Arizona

 Continental Homes, Inc.                           Delaware

 Continental Homes of Florida, Inc.                Florida          Continental Homes

 Continental Homes of Texas, L.P.                   Texas             Milburn Homes
                                                                    Continental Homes

 Continental Residential, Inc.                   California         Continental Homes

 Continental Traditions, LLC                   Arizona Limited      Continental Homes
                                            Liability Corporation

 D.R. Horton, Inc. - Birmingham                    Alabama            Regency Homes

 D.R. Horton, Inc. - Chicago                       Delaware

 D.R. Horton, Inc. - Denver                        Delaware        Trimark Communities

 D.R. Horton, Inc. - Greensboro                    Delaware           Arappco Homes

 D.R. Horton, Inc. - Louisville                    Delaware        Mareli Development &
                                                                      Construction
 D.R. Horton, Inc. - Los Angeles                   Delaware

 D.R. Horton, Inc. - Minnesota                     Delaware         Joe Miller Homes


                                                  STATE OF
                                                INCORPORATION        DOING BUSINESS
             NAME                              OR ORGANIZATION             AS
----------------------------------------      ----------------      ----------------

 D.R. Horton, Inc. - New Jersey                    Delaware         SGS Communities

 D.R. Horton, Inc. - Portland                      Delaware          RMP Properties

 D.R. Horton, Inc. - Sacramento                   California

 D.R. Horton, Inc. - San Diego                     Delaware

 D.R. Horton, Inc. - Torrey                        Delaware              Torrey

 D.R. Horton Los Angeles Holding Company, Inc.    California

 D.R. Horton Management Company, Ltd.           Texas Limited
                                                 Partnership

 D.R. Horton San Diego Holding Company, Inc.      California

 D.R. Horton - Texas, Ltd.                      Texas Limited
                                                 Partnership

 DHI Ranch, Ltd.                                Texas Limited
                                                 Partnership

 DRH Cambridge Homes, LLC                          Delaware

 DRH Construction, Inc.                            Delaware

 DRH Mortgage LLC                                    Texas

 DRH Properties, Inc.                              Arizona

 DRH Southwest Construction, Inc.                 California

 DRH Title Company of Colorado, Inc.               Colorado

 DRH Title Company of Florida, Inc.                Florida

 DRH Title Company - Minnesota, Inc.               Delaware

 DRH Title Company - Southeast, Inc.               Delaware

 DRH Title Company of Texas, Ltd.               Texas Limited
                                                 Partnership


                                       2

                                                  STATE OF
                                                INCORPORATION        DOING BUSINESS
             NAME                              OR ORGANIZATION             AS
----------------------------------------      ----------------      ----------------

 DRH Tucson Construction, Inc.                     Delaware

 DRHI, Inc.                                        Delaware                D.R. Horton

 Desert Ridge Phase I Partners                      Arizona

 Encore I, Inc.                                     Arizona

 Encore II, Inc.                                    Arizona

 Encore Venture Partners, L.P.                     Delaware

 Grand Realty Incorporated                        New Jersey

 KDB Homes, Inc.                                   Delaware           Continental Homes

 Meadows I, Ltd.                                   Delaware

 Meadows II, Ltd.                                  Delaware

 Meadows IV, Inc.                                    Texas

 Meadows V, Ltd.                                   Delaware

 Meadows VIII, Ltd.                                Delaware

 Meadows IX, Inc.                                 New Jersey

 Meadows X, Inc.                                  New Jersey

 Metro Title, LLC                               Virginia Limited
                                              Liability Corporation

 Millwood JV II                                      Texas            Continental Homes
                                                                        Milburn Homes

 Paseo Del Sol 4000, LLC                          California          Continental Homes

 SGS Communities at Battleground, LLC             New Jersey           SGS Communities

 SGS Communities at Grand Quay, LLC               New Jersey           SGS Communities

 Surprise Village North, LLC                        Arizona            Arizona Traditions

 Travis County Title Company                         Texas

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